As filed with the Securities and Exchange Commission on December 2, 2005

Registration No. 333-128265

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	56-2259050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Carlton

President and Chief Executive Officer

Crescent Financial Corporation

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony Gaeta, Jr., Esq. Gaeta & Eveson, P.A. 8305 Falls of Neuse Road, Suite 203 Raleigh, NC 27615 (919) 845-2558	Brian T. Atkinson, Esq. Moore & Van Allen, PLLC 100 North Tryon Street, Suite 4700 Charlotte, NC 28202 (704) 331-1040

Approximate date of commencement of proposed sale to the public: October 27, 2005

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 of Crescent Financial Corporation (Reg. No. 333-128265) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

Crescent Financial Corporation is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-2 (File No. 333-128265), which Registration Statement was declared effective by the Securities and Exchange Commission by Order dated October 27, 2005, in order to deregister 77,750 shares of its common stock, $1.00 par value per share, which were originally registered under the Securities Act of 1933, as amended, for issuance pursuant to an Underwriting Agreement by and between Crescent Financial Corporation and Ryan Beck & Co., Inc., Florham Park, New Jersey, dated October 27, 2005. Ryan Beck & Co., Inc. purchased a total of 848,000 shares of Crescent Financial Corporation common stock at a price of $15.00 per share pursuant to the terms of the Underwriting Agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

The following exhibit is filed with this Registration Statement:

Exhibit Number	Description
24	Power of Attorney*

* Incorporated by reference to Exhibit 24 of the Registration Statement on Form S-2, as filed with the Securities and Exchange Commission on September 12, 2005 (Registration No. 333-128265).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cary, State of North Carolina, on December 2, 2005.

CRESCENT FINANCIAL CORPORATION

By: /s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below on December 2, 2005 by the following persons in the capacities indicated.

/s/ Michael G. Carlton

Michael G. Carlton

President and Chief Executive Officer

/s/ Bruce W. Elder

Bruce W. Elder

Vice President and Secretary

(principal financial officer and principal accounting officer)

/s/ Brent D. Barringer*

Brent D. Barringer

Director

/s/ Joseph S. Colson, Jr.*

Joseph S. Colson, Jr.

Director

/s/ Bruce I. Howell*

Bruce I. Howell

Director

/s/ James A. Lucas, Jr.*

James A. Lucas

Director

/s/ Kenneth A. Lucas*

Kenneth A. Lucas

Director

/s/ Sheila Hale Ogle*

Sheila Hale Ogle

Director

/s/ Francis R. Quis, Jr.*

Francis R. Quis, Jr.

Director

/s/ Jon S. Rufty*

Jon S. Rufty

Director

/s/ Stephen K. Zaytoun*

Stephen K. Zaytoun

Director

*	/s/ Michael G. Carlton By Michael G. Carlton Attorney-in-Fact